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                                  EX-99.B.8.36

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                            PORTFOLIO PARTNERS, INC.,

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                         AETNA INVESTMENT SERVICES, LLC

                                       AND

                       AETNA INSURANCE COMPANY OF AMERICA



         This Amendment is dated as of the 5th day of March , 2002 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) (the "Fund"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Adviser"), Aetna Investment Services, LLC (to be renamed ING Financial Advisers, LLC, effective May 1, 2002) (the "Distributor") and Aetna Insurance Company of America (to be renamed ING Insurance Company of America effective May 1, 2002) (the "Company") (collectively, the "Parties").

         WHEREAS, the Parties entered into a Participation Agreement on December 5, 2001 (the "Agreement");

         WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

         1. By replacing the existing Schedule B with the Schedule B attached hereto.

         2. All of the other provisions contained in the Agreement shall remain in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                Portfolio Partners, Inc.

                                By:    /s/  Laurie M. Tillinghast
                                      ----------------------------------
                                Name:  Laurie M. Tillinghast
                                Title: President


                                Aetna Life Insurance and Annuity Company


                                By:    /s/  Laurie M. Tillinghast
                                      ----------------------------------
                                Name:  Laurie M. Tillinghast
                                Title: Vice President


                                Aetna Investment Services, LLC

                                By:    /s/  Christina Lareau
                                      ----------------------------------
                                Name:  Christina Lareau
                                Title: Vice President

                                Aetna Insurance Company of America

                                By:    /s/  Laurie M. Tillinghast
                                      ----------------------------------
                                Name:  Laurie M. Tillinghast
                                Title: Pursuant to a Delegation of Authority
                                       dated August 12, 1998




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                                   SCHEDULE B


                            PORTFOLIO PARTNERS, INC.
                              DESIGNATED PORTFOLIOS


   Alger Growth Portfolio - Initial, Adviser and Service classes

   Alger Aggressive Growth Portfolio - Initial, Adviser and Service classes

   American Century Small Cap Value Portfolio - Initial, Adviser and Service classes

   Baron Small Cap Growth Portfolio - Initial, Adviser and Service classes

   Brinson Tactical Asset Allocation Portfolio - Initial, Adviser and Service classes

   DSI Enhanced Index Portfolio - Initial, Adviser and Service classes

   Goldman Sachs(R)Capital Growth Portfolio - Initial, Adviser and Service classes

   JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service classes

   MFS Capital Opportunities Portfolio - Initial, Adviser and Service classes

   MFS Emerging Equities Portfolio - Initial, Adviser and Service classes

   MFS Global Growth Portfolio - Initial, Adviser and Service classes

   MFS Research Portfolio - Initial, Adviser and Service classes

   OpCap Balanced Value Portfolio - Initial, Adviser and Service classes PIMCO Total Return Portfolio - Initial, Adviser and Service classes

   Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service classes

   Salomon Brothers Capital Portfolio - Initial, Adviser and Service classes

   Scudder International Growth Portfolio - Initial, Adviser and Service classes

   T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service classes

   Van Kampen Comstock Portfolio - Initial, Adviser and Service classes


-----------------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.


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